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                                                                     Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-46932, No. 333-59689, No. 33-66756 and No. 33-
47856) and the Registration Statements on Form S-8 (No. 333-51436, No. 333-50752 and No. 33-54423) of International Flavors & Fragrances Inc. of our report dated January 29, 2001 relating to the Company's financial statements, which appears in the Annual Report to Shareholders, which report and consolidated financial statements are incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
March 30, 2001